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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                  May 23, 2005
                Date of Report (Date of earliest event reported)



                           Circuit Research Labs, Inc.
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             (Exact name of registrant as specified in its charter)



Arizona                          0-11353                        86-0344671
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(State or other jurisdiction   (Commission                   (IRS Employer
of incorporation)              File Number)                  Identification No.)


2522 West Geneva Drive
Tempe, Arizona                                                          85282
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(Address of principal executive offices)                              (Zip Code)



                                 (602) 438-0888
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER EVENTS

     On May 17, 2005, the Company filed a form 12b-25 regarding its periodic report on Form 10QSB for the three months ended 3-31-05. As of the date of this current report the Company's independent auditors have not completed their review of the Company's financial statements for the three months ended March 31, 2005.

     The Company believes that the review will be completed within the next 14 days and the Company will file its form 10QSB as soon as practicable following completion of the review.

     Although the review is not complete, the Company provides the following unaudited operating information:

     In its periodic report on Form 10-QSB for the three months ended March 31, 2005, the Company expects to report net sales of approximately $3.3 million, as compared to $3.3 million the same period in 2004. The sales remained steady as compared to last year. Gross profit for the three months ended March 31, 2005 was 58% compared to 58% for the same period in 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIRCUIT RESEARCH LABS, INC.




Date: May 23, 2005                      By: /s/ Robert McMartin
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                                        Robert McMartin
                                        Vice President and Chief Financial
                                        Officer

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